UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 15, 2020

Date of Report (Date of earliest event reported)

333-188401

Commission File Number

SUCCESS ENTERTAINMENT GROUP INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Nevada	99-0385424
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

601 South Boulder Ave., Suite 600 Tulsa, OK 74119	46777
(Address of principal executive offices)	(Zip Code)

(260) 490-9990
(Registrant's telephone number, including area code)

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading	Name of each exchange on which registered
Symbol(s)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On June 15, 2020, Success Entertainment Group International, Inc. RII, a Delaware corporation, and Renavotio Infratech Inc.,(“RII”) (the “Buyer) its wholly-owned and recently-acquired subsidiary, announced the  business disruptions caused by the COVID-19 Pandemic have delayed somewhat the transactions comprising the Acquisition, Inc. as described in the Initial LOI; and the Parties to that Agreement wish to restate their intentions regarding the consummation and timing of the Acquisition described in the Initial LOI.  Both have agreed to convert the current LOI into a Definitive LOI to acquire the anchor infrastructure companies, United Management Corp (the “Company”) and its subsidiaries Utility Management Company, LLC and Cross-Bo Construction, LLC.

Both Parties have agreed, amended, and restated the previous Letter of Intent and to work in good faith to complete the Acquisition, including by meeting the following interim goals: (1) the Company shall promptly make its information and personnel available for Buyer’s due diligence review; (2) Buyer shall promptly after the date hereof prepare and deliver the purchase agreement and other transaction documents (including employment agreements for Key Personnel and to complete the final form of definitive purchase agreement to close no later than August 20, 2020.

The Definitive LOI call for RII to exchange SEGN common stock for 100% of the Equity Interests of UMC for an aggregate purchase price of Four Million Five Hundred Thousand US Dollars, ($4,500,000.00), subject to adjustment based on Buyer’s due diligence review, any third party valuation reports of the Company that Buyer may obtain and any adjustment terms set forth in the Definitive Agreement with the intent to operate the Company as a wholly-owned subsidiary.  The Purchase Price subject to adjustment, (i) the assumption or pay off of Two Million Nine Hundred Thousand US Dollars ($2,900,000.00), (ii) the Buyer will pay or assume $300,000 of UMC Parties’ indebtedness (the “Cash Consideration”), and (ii) One Million Three Hundred Thousand Dollars, ($1,300,000.00) worth of Success Entertainment Group International, Inc., (“SEGN”) common stock, calculated at $.07 or the average of the previous ten (10) days closing price whichever is the higher of the two.

RII is forecasting its initial acquisitions to have combined revenue thru the end of 2020 of in excess of $5 million dollars. RII has targeted two additional infrastructure acquisitions in high growth areas of the U.S. for 2020 acquisitions.

The closing of the transaction is subject to customary conditions including satisfactory due diligence by the Buyer, and the execution of definitive agreements.

On June 15, 2020, a press release was issued announcing the signing of the letter of intent.  A copy of the press release is furnished as Exhibit 99.1 to this report.

Section 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated June 15, 2020

99.2	Amended Letter of Intent Dated June 13, 2020

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 15, 2020	By:	/s/ William Robinson
William Robinson
Chief Executive Officer and Director

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